Exhibit 99.1

STRYKER CORPORATION
(Unaudited - Millions of Dollars)

SUPPLEMENTAL PRODUCT SALES INFORMATION
	2021			2020		2019
	Three Months			Three Months	Full Year	Three Months	Full Year
	March 31	June 30	September 30	December 31	December 31	December 31	December 31
MedSurg and Neurotechnology:
Instruments	$469	$517	$525	$555	$1,863	$542	$1,959
Endoscopy	469	518	525	525	1,763	559	1,983
Medical	622	640	636	705	2,524	637	2,264
Neurovascular	289	301	295	281	973	245	924
Neuro Cranial	281	310	299	294	972	295	1,059
Other	61	73	69	69	250	74	286
	$2,191	$2,359	$2,349	$2,429	$8,345	$2,352	$8,475
Orthopaedics and Spine:
Knees	$412	$474	$439	$459	$1,567	$510	$1,815
Hips	309	353	328	340	1,206	372	1,383
Trauma and Extremities	640	674	639	570	1,722	442	1,639
Spine	278	307	282	307	1,047	312	1,157
Other	123	127	123	157	464	143	415
	$1,762	$1,935	$1,811	$1,833	$6,006	$1,779	$6,409
Total	$3,953	$4,294	$4,160	$4,262	$14,351	$4,131	$14,884
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